EXHIBIT 10.2

   SALES DISTRIBUTION AGREEMENT

        THIS AGREEMENT ("Agreement") is made and entered into as of the Effective Date (as defined below) by and between CARRINGTON LABORATORIES, INC., a Texas corporation and CARRINGTON LABORATORIES BELGIUM N.V., a Belgium corporation, jointly (together hereinafter referred to as "Carrington"), and CSC PHARMACEUTICALS LTD., DUBLIN, a Swiss corporation ("CSC").

   W I T N E S S E T H :

        WHEREAS, Carrington is engaged in the business of developing, manufacturing, selling and distributing certain pharmaceutical products and medical devices and is desirous of establishing a competent and exclusive distribution source for sales of such products in Austria, Hungary, Czech Republic, Slovak Republic, Romania, Bulgaria, Poland, (defined in Article 1 hereof as the Territory); and

        WHEREAS, CSC is desirous of distributing such products in the Territory, represents that it has experience in obtaining registration of pharmaceutical preparations in the Territory, is well introduced on the market, is willing and able to provide a competent distribution organization in the Territory, and CSC desires to be Carrington's sales distributor for such products in the Territory;

        NOW, THEREFORE, the Parties hereto, in consideration of the premises and mutual covenants and undertakings herein contained, agree as follows:

   Article 1.     Definitions

        1.1 As used in this Agreement, the following terms shall have the meanings specified in this Article 1.1:

        (a) "Effective Date" shall mean the date of last signature of the Parties hereto.

        (b) "Know-how" shall mean secret and substantial technical and scientific information regarding the Products, which may be necessary, useful or advisable to enable CSC to obtain the Registration of, promote, market and sell the Products in the Territory, and as is or will be specified in the documentation which Carrington has delivered or will deliver to CSC after the Effective Date and during the term of this Agreement.

        (c) "Parties" shall mean Carrington and CSC and "Party" shall mean either of them as the context indicates.

        (d) "Products" shall mean the wound and skin care products manufactured by or for Carrington set forth on Exhibit A hereto.
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        (e)  "Registration"   shall   mean  any  official  approval,  or
             authorization, or licensing regarding the Products by the appropriate and competent authorities in the Territory, including, if applicable, the Products selling prices and social security approvals, allowing the lawful marketing of the Products.

        (f) "Territory" shall mean the following countries: Austria, Croatia, Hungary, Czech Republic, Slovak Republic, Romania, Bulgaria, Slovenia, and Poland.

        (g)  "Trademarks"   shall  mean  all  Trademarks,  trade  names,
             service marks, logos and derivatives thereof relating to the Products.

   Article 2.     Appointment

        2.1 Subject to the terms and conditions of this Agreement, Carrington hereby appoints CSC as Carrington's sales distributor in the Territory for the sale of Products, and CSC hereby accepts such appointment. As sales distributor in the Territory, CSC shall, subject to the terms and conditions of this Agreement, have the right to obtain in it's own name the Registration of, promote, distribute and sell Products in the Territory, but shall have no right to take any such action outside the Territory.

        2.2 In a manner reasonably satisfactory to Carrington, and at CSC's sole expense, CSC agrees to (a) make and maintain all declarations, filings, and Registrations with, and obtain all approvals and authorizations from, governmental and regulatory authorities required to be made or obtained in connection with the promotion, marketing, sale or distribution of the Products in the Territory, (b) devote its best efforts to the diligent promotion, marketing, sale and distribution of the Products in the Territory,
   (c) provide and maintain a competent and aggressive organization for the promotion, marketing, sale and distribution of the Products in the Territory, (d) assure competent and prompt handling of inquiries, orders, shipments, billings and collections, and returns of or with respect to the Products and careful attention to customers requirements for all Products, and (e) promptly assign back to Carrington, at Carrington's expenses, any product Registrations in the Territory upon termination of Agreement. Such expenses shall be limited to the actual direct expenses previously paid by CSC for the Registrations.

        2.3 During the term of this Agreement, CSC shall be considered an independent contractor and shall not be considered a partner,
   employee,  agent  or  servant  of  Carrington.    As such, CSC has no
   authority  of  any  nature whatsoever to bind Carrington or incur any liability for or on behalf of Carrington or to represent itself as anything other than a sales distributor and independent contractor.
   CSC   agrees  to  make  clear  in  all  dealings  with  customers  or prospective customers that it is acting as a distributor of the Products and not as an agent of Carrington.
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        2.4  Nothing  in this Agreement shall be construed as giving CSC any right to use or otherwise deal with the Know-how for purposes other than those expressly provided for in this Agreement.

        2.5 CSC shall promptly inform Carrington of any misappropriation of the Know-how which comes to its attention. After having discussed such situation with CSC, Carrington shall have sole and absolute discretion to take such action as it deems appropriate and CSC, at its own cost, shall assist Carrington in taking legal action, if deemed necessary, against such misappropriation.

        2.6 All costs and expenses connected with CSC's activities or performance under this Agreement are to be borne solely by CSC.

   Article 3.     Certain Performance Requirements

        3.1 CSC agrees to promote, market, sell and distribute the Products only to customers and potential customers within the Territory for ultimate use within the Territory. CSC will not, under any circumstances, either directly or indirectly through third parties, promote, market, sell, or distribute Products within or to, or for ultimate use within, the United States or any place outside the Territory.

        3.2 In order to assure Carrington that CSC is in compliance with Article 3.1, CSC agrees that:

        (a) CSC will send to Carrington annual sales reports which set forth the number of units and sizes of each Product sold, the net sales, the number of units of free medical samples distributed, and to which countries such Products were sold and/or distributed during such year;

        (b) CSC will send to Carrington annual inventory reports of the Products; and

        (c) Carrington may mark for identification all Products sold by Carrington to CSC hereunder.

        3.3 CSC shall promptly provide Carrington with written reports of any importation or sale of any of the Products in the Territory of which CSC has knowledge from any source other than Carrington, as well as with any other information which Carrington may reasonably request in order to be updated on the market conditions in the Territory.

        3.4 CSC shall maintain a sufficient inventory of Products to assure an adequate supply of Products to serve all its market
   segments.    CSC shall maintain all its inventory of Products clearly
   segregated  and  meeting  all storage and other standards required by
   applicable  governmental  authorities.   All such inventory and CSC's
   facilities shall be subject to inspection by Carrington or its agents upon 72 hours written notice.
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        3.5  CSC   shall  be  responsible  for  and  shall  collect  all
   governmental and regulatory sales and other taxes, charges and fees that may be due and owing upon sales by CSC of Products. Upon written request from CSC, Carrington shall provide CSC with such certificates or other documents as may be reasonably required to establish any applicable exemptions from the collection of such taxes, charges and fees.

        3.6 All Products shall be packaged and delivered by Carrington to CSC. All Products shall be labeled, advertised, marketed, sold and distributed by CSC in compliance with the rules and regulations, as amended from time to time, of (i) all applicable governmental authorities within the Territory in which the Products are marketed, and (ii) all other applicable laws, rules and regulations. CSC shall pay all expenses associated with (i) any alterations to the packaging and labeling of the Products which deviate from Carrington's standard packaging materials, designs, methods and/or procedures, (ii) any language modifications to the packaging or labeling and/or (iii) any additions to inserts in the general packaging. The Parties shall agree on minimum production runs for such custom labels.

        3.7  CSC   shall  not   make   any  alterations  or  permit  any
   alterations to be made to the Products without Carrington's written consent.

        3.8 CSC shall assume all responsibility for and comply with all applicable laws, regulations and requirements concerning the Registration, inventory, use, promotion, distribution and sale of the Products in the Territory and correspondingly for any damage, claim, liability, loss or expense which Carrington may suffer or incur by reason of said Registration, inventory, use, promotion, distribution and sale and shall hold Carrington harmless from any claim resulting therefrom being directed against Carrington or CSC by any third party.

        3.9 CSC agrees not to make, or permit any of its employees, agents or representatives to make, any claims of any properties or results relating to any Product, unless such claims have received written approval from Carrington or from the applicable governmental authorities.

        3.10 CSC shall not use any label, advertisement or marketing material on or with respect to or relating to any Product unless such label, advertisement or marketing material has first been submitted to and approved by Carrington in writing.

        3.11 CSC will actively and aggressively promote, develop demand for and maximize the sale of the Products to all customers and potential customers within the Territory. CSC agrees not to manufacture, promote, market, sell or distribute to any customers or potential customers in the Territory without ninety (90) days written notice to and approval from Carrington, any directly competitive product.

        3.12 CSC represents that its books, records and accounts pertaining to all its operations hereunder are complete and accurate in all material respects and have been maintained in accordance with sound and generally accepted accounting principles.

   Article 4 Registration of Products

        4.1 It being understood that Registration is a prerequisite to the lawful sale of the Products in the Territory, Carrington hereby agrees to supply CSC, promptly after the execution of this Agreement, with any Know-how or relevant documentation necessary for preparing the Registration dossier to be submitted to the applicable governmental authorities of the Territory.

        4.2 Upon receipt by Carrington of the CE mark for the DiaB[TM] and RadiaCare[TM] lines, Carrington shall forward the pertinent file information to CSC. CSC shall then file the appropriate registration documents with the Ministries of Health for the following countries:
   Austria, Hungary, Czech Republic, Slovak, Romania, Bulgaria, Poland. When CSC received approval from the Ministries of Health in Austria, Hungary, Slovenia and the Czech Republic CSC shall commit to purchase a minimum of $100,000 (U.S.) of Carrington Products within the next twelve months. Further, when the Austrian government accepts the CE mark for Carrington Products, CSC shall promptly pay an additional $10,000 (U.S.) to Carrington to offset a portion of Carrington s prior registration costs.

        4.3 It shall be the responsibility of CSC, at its sole expense to apply for, obtain and maintain in force the Registration of the Products. Subject to having obtained the prior approval of Carrington, the application shall be submitted to all applicable governmental authorities, including the health authorities of the Territory. CSC expressly acknowledges and agrees that the absolute and exclusive ownership of the Registration and all rights originating out of or from the same shall at all times belong only and exclusively to Carrington after the termination of the Agreement. All local governmental taxes for said registration, will be paid by CSC, provided however, upon reassignment of the Registration, Carrington shall pay any taxes required by the local government for reassignment.

        4.4 As soon as CSC has received Know-how from Carrington, CSC shall prepare, at its sole expense, the Registration dossier and submission and any translation which may be required by the applicable authorities of the Territory. Upon request by Carrington, CSC shall promptly supply Carrington with a copy of the said Registration dossier and submission and Carrington shall be entitled to a free and unrestrained use of the same.

        4.5 Subject to having obtained Carrington's documentation ,CSC shall, as soon as possible and in any case within 120 days of execution of this Agreement, submit the Registration application to the appropriate authorities of the Territory.
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        4.6  CSC    shall   use  its   best   endeavors  to  obtain  the
   Registrations as soon as possible from the relevant submission. It is, however, understood that CSC's deadline to obtain Registration is twenty-four (24) months from the date of filing.

        4.7 Upon termination of this Agreement, Carrington agrees to pay to CSC any transfer taxes or other associated fees required by any country as a condition of the transfer of any Registration from CSC to Carrington.

        4.8 CSC shall copy and keep Carrington fully and timely informed, throughout the term of this Agreement, of all communications sent to or received from all applicable governmental authorities, including the health authorities, of the Territory concerning the Products.

        4.9 Carrington makes no warranty that the supplied Know-how will necessarily result in the grant of the Registration and CSC shall have no claim against Carrington arising out of any delay or refusal by the authorities to issue the Registration.

   Article 5.     Sale of Products by Carrington to CSC

        5.1 Subject to the terms and conditions of this Agreement, including specifically Article 5.7 hereof, Carrington shall sell to CSC the Products at a specified price for each Product (the "Contract Price"). For orders placed by CSC during the first 12-month period of the term of this Agreement, the Contract Prices for the Products listed on Exhibit A are set forth on such exhibit opposite each Product. At least ninety (90) days prior to the end of each 12-month period of the term of this Agreement, (a) CSC shall provide in writing to Carrington both a sales forecast and a purchase forecast for the following 12-month period, and (b) the Parties shall commence good faith negotiations to determine and agree upon the Contract Prices for Products for the next 12-month period of the term. During any twelve (12) month period Carrington reserves the right to change its Contract Price for each Product.

        5.2 As consideration for its appointment as a sales distributor entitled to a Product discount, CSC agrees to purchase from Carrington, after the first year of registration and each 12-month period of the term of this Agreement, commencing with the 12-month period beginning October, 1999 through October, 2000, at the Contract Price, a specified minimum aggregate dollar amount (based on the Contract Price) of the Products (the "Specified Minimum Purchase Amount"). For the first 12-month period of the term of this Agreement, the Specified Minimum Purchase Amount shall be $100,000. The Specified Minimum Purchase Amounts for each subsequent 12-month period shall be determined by mutual agreement of the Parties no later than thirty (30) days prior to the beginning of such period based on CSC's reasonable, good faith projections of future sales growth and such other factors as the Parties may deem relevant.

        5.3 CSC shall order Products by submitting a purchase order to Carrington describing the type and quantity of the Products to be purchased. All orders are subject to acceptance by Carrington. All purchases shall be spaced in a reasonable manner. If Carrington accepts the order, Carrington will invoice CSC upon shipment of the Products. Unless otherwise agreed, CSC shall pay all invoices in full within ninety (90) days of the date of invoice. CSC shall be solely responsible for all costs in connection with affecting payments. All sales and payments shall be made, and all orders shall be accepted, in the State of Texas.

        5.4 Carrington shall not be obligated to ship Products to CSC at any time when payment of an amount owed by CSC is overdue or when CSC is otherwise in breach of this Agreement.

        5.5. All shipments shall be initiated by a Purchase Order. Product shipment dates will be specified in the Purchase Order. These dates may not e scheduled prior to ninety (90) days after the dated the Purchase Order is received and acknowledged in writing by Seller, unless by mutual consent of the parties Purchase Orders will be non-cancellable. CSC will issue to Carrington on a monthly basis, a twelve (12) month rolling forecast so that Carrington may incorporate said forecasts into its planning system. The triggering document for production activities is, however, the purchase order, as stated above. Carrington will guarantee delivery dates for Product quantities that vary up to 20% above the last monthly rolling forecast issued prior to the purchase order placed by CSC. Variation above 20% shall be discussed between the Parties and Carrington will use its best efforts to maintain delivery dates requested by CSC.

        5.6 All shipments of Products to CSC will be packaged in accordance with Carrington's standard packaging procedures and shipped per Carrington's existing distribution policy. All final Contract Prices are CIP Vienna, (final Invoice Price shall include seller's expense for delivery to the named destination) from
   Carrington's facility, Irving, Texas. Ownership of and title to Products and all risks of loss with respect thereto shall pass to CSC upon delivery of such Products by Carrington to the carrier at the designated delivery (CIP) point. Deliveries of Products shall be made by Carrington under normal trade conditions in the usual and customary manner being utilized by Carrington at the time and location of the particular delivery unless otherwise agreed by the Parties hereto.

        5.7 Carrington shall use its reasonable best efforts to ensure availability of all Products ordered by CSC under this Agreement. However, if necessary in the best judgment of Carrington, Carrington may allocate its available supply of Products among all its customers, distributors or other purchasers, including CSC, on such basis as it shall deem reasonable, practicable and equitable, without liability for any failure of performance or lost sales which may result from such allocations.

        5.8 Carrington accepts liability for defective Products and agrees to replace such defective Products should they occur with new Products. Except as may be expressly stated by Carrington on the Product or on Carrington's packaging, or in Carrington's information accompanying the Product, at the time of shipment to CSC hereunder, CARRINGTON MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CARRINGTON NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. CSC shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article 5.8 or that is inconsistent with the policies or publications of Carrington relating to the Products.

        CSC'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE DELIVERY BY CARRINGTON OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE NON-CONFORMING PRODUCTS OR THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY, AT CSC'S OPTION. CARRINGTON SHALL HAVE NO OTHER OBLIGATION OR LIABILITY FOR DAMAGES TO CSC OR ANY OTHER PERSON OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR REPLACEMENT OF THE PRODUCTS.

        CSC SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS CARRINGTON AND CARRINGTON'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM AND AGAINST ALL CLAIMS, LIABILITIES, DEMANDS, DAMAGES, EXPENSES AND LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES)
   ARISING OUT OF OR CONNECTED WITH (i) ANY USE, SALE OR OTHER DISPOSITION OF PRODUCTS, KNOW-HOW OR TRADEMARKS BY CSC OR ANY OTHER PARTY, (ii) ANY BREACH BY CSC OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT OR (iii) ANY ACTS OR OMISSIONS ON THE PART OF CSC OR ITS AGENTS, SERVANTS OR EMPLOYEES WHICH ARE OUTSIDE OR BEYOND CSC'S AUTHORIZATION GRANTED HEREIN.

        5.9  Credits   for  defective  Products  to  CSC  shall  include
   importation and shipment expenses and will be calculated by Carrington based on the original Contract Price of the items returned, whether identified by lot number or another method. Carrington shall provide CSC with a copy of its liability Insurance Certificate and shall include CSC thereunder.

   Article 6.     Term and Termination

        6.1  The  term  of  this  Agreement shall be for a period of ten
   (10) years from the effective date of this Agreement. After such term, this Agreement shall be automatically terminated unless the parties mutually agree in writing to extend the term hereof.
   Notwithstanding the foregoing, this Agreement may be terminated earlier in accordance with the provisions of this Article 6 or as expressly provided elsewhere in this Agreement.

        6.2 Carrington shall have the absolute right to terminate this Agreement if CSC fails to perform or breaches, in any material respect, any of the terms or provisions of this Agreement. Without limiting the events which shall be deemed to constitute a breach or material breach of this Agreement by CSC, CSC understands and agrees that it shall be in material breach of this Agreement, and Carrington shall have the right to terminate this Agreement under this Article 6.2, if:

             (i) CSC fails or refuses to pay to Carrington any sum when due;

             (ii) CSC breaches any provision of Article 2.2, 3.4, 4, 5.3, 5.8, 7 or 8; or,

             (iii) CSC fails to purchase the Specified Minimum Purchase Amounts of Product for any required period.

        6.3 Each Party shall have the absolute right to terminate this Agreement in the event the other Party shall become insolvent, or if there is instituted by or against the other Party procedures in bankruptcy, or under insolvency laws or for reorganization, receivership or dissolution, or if the other Party loses any franchise or license to operate its business as presently conducted in any part of the Territory.

        6.4 This Agreement shall automatically terminate effective at the end of any 12-month period of the term of this Agreement referred to in Articles 5.1 and 5.2 hereof if the Parties are unable to agree upon the Contract Prices or the Specified Minimum Amounts for the next 12-month period of the term.

        6.5 During the one-year period following termination of this Agreement, any inventory of Products held by CSC at the termination of this Agreement may be sold by CSC to customers in the Territory in the ordinary course; provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein governing CSC's performance obligations and Carrington's rights shall remain in effect. In order to accelerate the liquidation of any such inventory, Carrington shall have the option, but not the obligation, to purchase all or any part of such remaining inventory at the price at which the inventory was originally sold by Carrington to CSC, including importation and shipping.

        6.6 The termination of this Agreement shall not impair the rights or obligations of either Party hereto which shall have accrued hereunder prior to such termination. The provisions of Articles 5.8, 6.5, 7, 8 and 15 and the rights and obligations of the Parties thereunder shall survive the termination of this Agreement for a period of one (1) year.

   Article 7.     Trademarks

        7.1  All  Carrington  Trademarks,  trade  names,  service marks, logos and derivatives thereof relating to the Products (the "Trademarks"), and all patents, technology and other intellectual property (also known as "Know-how") relating to the Products and of the goodwill associated therewith, are the sole and exclusive property of Carrington and/or its affiliates. The Products shall be promoted, sold and distributed only under the Trademarks. Carrington hereby grants CSC permission to use the Trademarks for the limited purpose of performing its obligations under this Agreement. Carrington may, in its sole discretion after consultation with CSC, modify or discontinue the use of any Trademark and/or use one or more additional or substitute marks or names, and CSC shall be obligated to do the same.

        7.2 Carrington's Trademarks shall appear on all Product packaging, labels, and inserts and other materials which CSC uses for the marketing of the Products in such form and manner as Carrington shall reasonably require. Carrington retains the right to review and approve all intended uses of the Trademark in any packaging, inserts, labels, or promotional or other materials relating to the Products prior to CSC's actual use thereof.

        7.3 It shall be the sole responsibility of Carrington, at its sole expense, to keep in force and maintain the Trademarks in the Territory by paying all necessary fees throughout the term of this Agreement. CSC agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Carrington. The Trademarks shall always be used together with the sign "[R]" or the sign "[TM]". CSC may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying word, term, design or symbol. In addition, CSC may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Carrington.

        7.4 In the event of any infringement of, or threatened or presumed infringement of, or challenge to CSC's use of any Trademark or of any CSC trademark, CSC is obligated to notify Carrington immediately. CSC shall investigate any alleged violation and, if necessary, shall take the appropriate legal action to resolve the issue and to prevent other competitors from infringing on said intellectual property rights within the Territory. Carrington shall have sole and absolute discretion to take such action as it deems appropriate.

        7.5 In the event of the termination of this Agreement for any reason, CSC's right to use the Trademarks shall cease, and CSC shall cease using such Trademarks at such time as CSC's inventory of Products has been sold. CSC shall, as soon as it is reasonably possible, remove all Trademarks which appear on or about the premises of the office(s) of CSC and any of the advertising of CSC used in connection with the Products.

        7.6 In the event of a breach or threatened breach by CSC of the provisions of this Article 7, Carrington shall be entitled to an injunction or injunctions to prevent such breaches. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this
   Article 7, including the recovery of damages from CSC.

        7.7 Should for some reason the Trademark be prevented from being used in any part or whole of the Territory, the Parties shall consult as to a suitable other trademark (which trademark shall be also defined as "Trademark" for purposes of this Agreement) owned by Carrington or to be transferred from CSC to Carrington for use in connection with the marketing and sale of the Products; it being agreed, however, that Carrington retains the right to ultimately determine what such alternative Trademark shall be used, provided it is not confusingly similar to a Trademark owned by CSC in the Territory.

        7.8 Nothing contained in this Agreement shall be construed as giving CSC the right to use the Trademark outside the Territory or for any other product than the Products.

   Article 8.     Confidential Information

        8.1 CSC recognizes and acknowledges that CSC will have access to confidential information and trade secrets, including "Know-how", of Carrington and other entities doing business with Carrington relating to research, development, manufacturing, marketing, financial and other business-related activities ("Confidential Information"). Such Confidential Information constitutes valuable, special and unique property of Carrington and/or other entities doing business with Carrington. Other than as is necessary to perform the terms of this Agreement, CSC shall not, during and after the term of this Agreement, make any use of such Confidential Information, or disclose any of such Confidential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever, except as specifically allowed in writing by an authorized representative of Carrington. In the event of a breach or threatened breach by CSC of the provisions of this Article 8, Carrington shall be entitled to an injunction restraining CSC from disclosing and/or using, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this Article 8, including the recovery of damages from CSC. The above does not apply to information or material that was known to the public or generally available to the public prior to the date it was received by CSC.

        8.2 CSC shall not disclose any of the terms of this Agreement without the prior written consent of Carrington.

   Article 9.     Force Majeure

        9.1 Neither CSC nor Carrington shall have any liability hereunder if either is prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), nor shall CSC's or Carrington's obligations, except as may be necessary, be suspended during the period of such Force Majeure, nor shall either Party's obligations be cancelled with respect to such Products as would have been sold hereunder but for such suspension. Such affected Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon both Party's obligations under this Agreement. Should the Force Majeure continue for more than six (6) months, then the other Party shall have the right to cancel this Agreement and the Parties shall seek an equitable agreement on the Parties reward of interests.

        9.2 The Parties agree that any obligation to pay money is never excused by Force Majeure.

   Article 10.    Amendment

        10.1 No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either Party hereto unless reduced to writing and executed by the duly authorized representative of each Party.

   Article 11.    Entire Agreement

        11.1 This Agreement represents the entire Agreement between the Parties and shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the Parties, their officers, directors or employees as to the subject matter hereof. Neither of the Parties hereto has relied upon any oral representation or oral information given to it by any representative of the other Party.

        11.2 Should any provision of this Agreement be rendered invalid or unenforceable, it shall not affect the validity or enforceability of the remain.

   Article 12.    Assignment

        12.1 Neither this Agreement nor any of the rights or obligations of CSC hereunder shall be transferred or assigned by CSC without the prior written consent of Carrington, executed by a duly authorized officer of Carrington.

   Article 13.    Governing Law

        13.1 It is expressly agreed that the validity, performance and construction of this Agreement shall be governed by the laws and jurisdiction of Texas.

   Article 14.    Notices

        14.1 Any notice required or permitted to be given under this Agreement by one of the Parties to the other shall be given for all purposes by delivery in person, registered air-mail, commercial courier services, postage prepaid, return receipt requested, or by fax addressed to:

        (a) Carrington at: Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038; Attention: President, or at such other address as Carrington shall have theretofore furnished in writing to CSC. (Fax No. 972-714-5009)

        (b) CSC at: CSC Pharmaceuticals, Heiligenstaedter Strasse 395 b, A-1190 Vienna, Austria, Attention: CEO, Dr. Y. Zarmanian, or at such other address as CSC shall have theretofore furnished in writing to Carrington. (Fax No:
             011-43-1-369 04 44 20)

   Article 15.    Waiver

        15.1 Neither CSC's nor Carrington's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, shall be considered a waiver of such provisions or rights or in any way affect the validity of same. Neither CSC's nor Carrington's exercise of any of its rights shall preclude or prejudice either Party thereafter from exercising the same or any other right it may have, irrespective of any previous action by either Party.

   Article 16.    Arbitration

        16.1 Except as expressly provided otherwise herein, any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, the operations carried out under this Agreement or the relationship of the Parties created under this Agreement, shall be exclusively and finally settled by confidential arbitration, and any Party may submit such a dispute, controversy or claim to arbitration. The arbitration proceeding shall be held at the location of the non-instituting Party in the English language and shall be governed by the rules of the International Chamber of Commerce (the "ICC") as amended from time to time. Any procedural rule not determined under the rules of the ICC shall be determined by the laws of the United Kingdom, other than those laws that would refer the matter to another jurisdiction.

             A single arbitrator shall be appointed by unanimous consent of the Parties. If the Parties cannot reach agreement on an arbitrator within forty-five (45) days of the submission of a notice of arbitration, the appointing authority for the implementation of such procedure shall be the ICC, who shall appoint an independent arbitrator who does not have any financial or conflicting interest in the dispute, controversy or claim. If the ICC is unable to appoint, or fails to appoint, an arbitrator within ninety (90) days of being requested to do so, then the arbitration shall be heard by three arbitrators, one selected by each Party within the thirty (30) days of being required to do so, and the third promptly selected by the two arbitrators selected by the Parties.

             The arbitrators shall announce the award and the reasons therefor in writing within six months after the conclusion of the presentation of evidence and oral or written argument, or within such longer period as the Parties may agree upon in writing. The decision of the arbitrators shall be final and binding upon the Parties. Judgment upon the award rendered may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Unless otherwise determined by the arbitrator, each Party involved in the arbitration shall bear the expense of its own counsel, experts and presentation of proof, and the expense of the arbitrator and the ICC (if any) shall be divided equally among the Parties to the arbitration.

   Article 17     Interpretation

        17.1 The  language of this Agreement is English.  No translation
   into   any  other  language  shall  be  taken  into  account  in  the interpretation of the Agreement itself.

        17.2 The headings in this Agreement are inserted for convenience only and shall not affect its construction.

        17.3 Where appropriate, the terms defined in Article 1 and denoting a singular number only shall include the plural and vice versa.

        17.4 References to any law, regulation, statute or statutory provision includes a reference to the law, regulation, statute or statutory provision as from time to time amended, extended or re-enacted.

   Article 18.    Exhibits

        18.1 Any and all exhibits referred to herein shall be considered an integral part of this Agreement.


   Article 19.    No Inconsistent Actions

        19.1 Each Party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Articles 5.7 and 9 hereof, will promptly perform all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

   Article 20.    Currency of Account

        20.1 This Agreement evidences a transaction for the sale of goods in which the specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account in all events. All payments to be made by CSC to Carrington hereunder shall be made either (i) in immediately available funds by confirmed wire transfer to a bank account to be designated by Carrington or (ii) in the form of a bank cashier's check payable to the order of Carrington.

   Article 21.    Binding Effect

        21.1 This Agreement shall inure to the benefit of and be binding upon the respective successors of the Parties.

   IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year written below.

   CARRINGTON LABORATORIES, INC.



   By:  _______________________________________
   Name:     Carlton E. Turner, Ph.D., D.Sc.
   Title:    President & CEO
   Date:     April 24, 1998

        CARRINGTON LABORATORIES BELGIUM N.V.




   By:  ________________________________________
   Name:     Carlton E. Turner, Ph.D., D.Sc.
   Title:    President & CEO
   Date:     April 24, 1998

   CSC PHARMACEUTICALS, LTD.



   By:  ________________________________________
   Name: Dr.Yervant Zarmanian
   Title:    CEO
   Date:     June 17, 1998

   EXHIBIT A

   CSC PHARMACEUTICALS, LTD.
   Products & Contract Price


    Product                                                  Contract
    No.       Product                                         Price

            DIABETIC CARE

    101011  DiaB[TM] Gel Daily Care Gel (1/2 oz. tube)       $1.95/unit
            12/cs.
    101048  DiaB[TM] Gel Hydrogel Wound Dressing (3 oz.      $4.70/unit
            tube) 12/cs.

    101027  DiaB[TM] Cream (3 oz. tube) 12/cs.               $3.33/unit

            RADIATION THERAPY CARE

    106043  RadiaCare[TM] Gel Hydrogel Wound Dressing (1/2   $1.50/unit
            oz. tube) 36/cs.
    106042  RadiaCare[TM] Gel Hydrogel Wound Dressing (3     $4.56/unit
            oz. tube) 12/cs.

    101052  RadiaCare[TM] Gel Sheet (Clear Hydrogel Sheet)   $3.10/unit
            4 x 4, 6/cs.

    103042  RadiaCare[TM] Post Healing Cream (0.14 oz.       $0.45/unit
            sachet) 600/cs.

    103041  RadiaCare[TM] Post Healing Cream (2 oz. tube)    $3.05/unit
            12/cs.
    101006  RadiaCare[TM] Oral Wound Rinse 1 oz. btl.        $9.75/unit
            12/cs.

            WOUND & SKIN CLEANSERS

    102060  CarraKlenz[TM] Wound & Skin Cleanser 6 oz.       $2.99/unit
            pump btl. 12/cs.

   Final Product Invoice Price shall include delivery cost.